                                                                      EXHIBIT 99

[DORAL FINANCIAL CORPORATION LOGO]


April 10, 2003                               FOR IMMEDIATE RELEASE
                                             ---------------------

Contact:

Richard F. Bonini                               Mario S. Levis
Senior Executive Vice President                 Senior Executive Vice President
and Chief Financial Officer                     and Treasurer
Tel: (212) 329-3728                             Tel: (787) 474-6709


               DORAL FINANCIAL CORPORATION REPORTS RECORD EARNINGS
                   FOR THE FIRST QUARTER ENDED MARCH 31, 2003,
          THE 21st CONSECUTIVE QUARTER IT HAS ACHIEVED RECORD EARNINGS

         San Juan, Puerto Rico, April 10, 2003 - Doral Financial Corporation (NYSE: DRL), a diversified financial holding company with banking operations in the United States and Puerto Rico and the largest residential mortgage lender in Puerto Rico, reported record results for the first quarter ended March 31, 2003, the 21st consecutive quarter it achieved record earnings.

         Net income for the first quarter of 2003 amounted to a record $70.0 million, compared to $46.5 million for the first quarter of 2002, an increase of 51%. For the first quarter of 2003 consolidated earnings per diluted share were $0.90, compared to $0.61 per diluted share for the first quarter of 2002, which represents an increase of 48%.

         The volume of loan production for the first quarter of 2003 was a record $1.5 billion, compared to $1.2 billion for the comparable 2002 period, an increase of 23%. The increase in loan production was driven principally by the continued high demand for new housing in Puerto Rico and refinancing activity consistent with Doral Financial's historical experience for the last 30 years. As a result of such strong mortgage loan production, the servicing portfolio increased to $11.8 billion as of March 31, 2003 compared to $11.2 billion as of December 31, 2002 and to $10.4 billion a year ago on March 31, 2002.

         For the first quarter of 2003, Doral Financial's total non-interest income increased by 84% to $91.4 million, from $49.6 million for the first quarter of 2002.

Net gain on mortgage loan sales and fees, the main component of non-interest income, was $77.3 million for the first quarter of 2003 as compared to $46.0 million for the 2002 period. This was due principally to increased sales volume and favorable pricing.

         Results for the first quarter ended March 31, 2003 also included gains on sale of investment securities of $7.1 million compared to $2.8 million for the comparable 2002 period reflecting increased volume and higher gains on sales of investment securities.

         Gain on trading activities of $4.9 million for the first quarter of 2003 includes the favorable impact on earnings due to trading of securities and is net of hedging costs on derivatives used for risk management purposes.

         Commission and fee income for the quarter ended March 31, 2003, was $6.2 million representing an increase of 38% with the comparable period of 2002. Commission and fee income reflects increased contributions made by the Company's insurance agency, banking and institutional broker-dealer subsidiaries.

         For the quarter ended March 31, 2003, the net servicing loss was approximately $4.1 million compared to a gain of $1.4 million for the first quarter of 2002. The decrease in servicing income for the quarter ended March 31, 2003 was due to amortization and impairment charges related to increases in mortgage prepayment rates, resulting from the continued low level of interest rates. The Company recorded an impairment charge of $4.9 million during the quarter ended March 31, 2003. The net decrease in servicing income was more than offset by increases in gain on mortgage loan sales and fees, gain on sale of securities and other sources of revenue including the creation of new servicing rights.

         Doral Bank, Puerto Rico, which is Puerto Rico's fastest growing bank, finished the first quarter of 2003 with $5.5 billion in assets and $2.3 billion in deposits, an increase of 34% and 35%, respectively, compared to March 31, 2002.

         Doral Bank, New York continued its steady growth. As of March 31, 2003, Doral Bank NY had assets of $428.5 million and deposits of $264.7 million an increase of 58% and 27%, respectively, compared to March 31, 2002.



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

         Salomon Levis, Chairman of the Board and Chief Executive Officer, commented on the first quarter results by stating:

         "We are very pleased with the excellent results for the first quarter of 2003 and with the contribution made by each of Doral's business segments in achieving these results. The Company once again surpassed historical records in mortgage loan production, mortgage servicing portfolio, deposits, assets, earnings, capital and in key financial ratios."

         The Chairman stated that, "despite the current economic environment, the Company's solid performance and the continued strength of the Puerto Rico residential market leads us to remain optimistic about Doral's prospects for the future."

         Doral Financial's Chief Executive Officer, its Chief Financial Officer and its Treasurer are available to answer appropriate questions regarding earnings results as well as other corporate matters at any time convenient to interested participants. You are welcome to call.

FORWARD LOOKING STATEMENTS

         This press release contains certain "forward-looking statements" concerning the Company's economic future performance. The words or phrases "expect", "anticipate", "look forward", "should" and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in interest rates, competitive and regulatory factors and legislative changes, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

                           DORAL FINANCIAL CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (NYSE:DRL)
                                   (UNAUDITED)


                                                                                            QUARTER ENDED
                                                                      ------------------------------------------------------
                                                                                  MARCH 31,                     DECEMBER 31,
                                                                      ---------------------------------         ------------
                                                                           2003                2002                  2002
                                                                      ------------         ------------         ------------
Interest income                                                       $    109,610         $     97,083         $    107,818
Interest expense                                                            68,333               61,197               68,205
                                                                      ------------         ------------         ------------
Net interest income                                                         41,277               35,886               39,613
Provision for loan losses                                                    4,778                  748                3,637
                                                                      ------------         ------------         ------------
Net interest income after provision for loan losses                         36,499               35,138               35,976
                                                                      ------------         ------------         ------------
Non-interest income:
   Net gain on mortgage loan sales and fees                                 77,325               45,990               63,347
   Trading activities                                                        4,901               (5,070)               2,622
   Gain on sale of investment securities                                     7,087                2,792                7,749
   Servicing (loss) income, net of amortization and impairment              (4,109)               1,386                 (355)
   Commissions, fees and other income                                        6,215                4,511                6,670
                                                                      ------------         ------------         ------------
Total non-interest income                                                   91,419               49,609               80,033
                                                                      ------------         ------------         ------------
Non-interest expense:
   Compensation and benefits, net                                           21,199               12,851               16,645
   Taxes, other than payroll and income taxes                                1,757                1,049                1,531
   Advertising                                                               3,763                2,431                2,845
   Professional services                                                     1,972                1,713                1,814
   Communication and information systems                                     3,018                2,744                3,564
   Occupancy and other office expenses                                       5,442                4,484                5,121
   Depreciation and amortization                                             3,588                2,569                3,372
   Other, net                                                                3,824                2,787                4,093
                                                                      ------------         ------------         ------------
Total non-interest expense                                                  44,563               30,628               38,985
                                                                      ------------         ------------         ------------
Income before income taxes                                                  83,355               54,119               77,024
Income taxes                                                                13,368                7,579               12,867
                                                                      ------------         ------------         ------------

NET INCOME                                                            $     69,987         $     46,540         $     64,157
                                                                      ============         ============         ============

EARNINGS PER SHARE: (1)
   Basic                                                              $       0.91         $       0.62         $       0.83
                                                                      ============         ============         ============
   Diluted                                                            $       0.90         $       0.61         $       0.82
                                                                      ============         ============         ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: (1)
   Basic                                                                71,869,704           71,724,956           71,844,783
                                                                      ============         ============         ============
   Diluted                                                              73,284,016           72,837,806           73,084,984
                                                                      ============         ============         ============

(1) ADJUSTED TO REFLECT THREE-FOR-TWO STOCK SPLIT EFFECTIVE SEPTEMBER 14, 2002.



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
                           DORAL FINANCIAL CORPORATION
                    SELECTED BALANCE SHEET AND OPERATING DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (NYSE:DRL)
                                   (UNAUDITED)

                                                                  AS OF
                                                   ------------------------------------
                                                    MARCH 31, 2003    DECEMBER 31, 2002
                                                   ---------------    -----------------
BALANCE SHEET DATA
Money market investments                              $ 1,174,772       $ 1,417,154
Mortgage loans held-for-sale                            2,046,419         2,183,399
Trading securities, at fair value                       1,596,205         1,196,179
Securities held-to-maturity                               827,173           960,626
Securities available-for-sale, at fair value            1,048,075           862,090
Loans receivable, net                                   1,124,496         1,022,342
Mortgage servicing rights, net                            160,270           159,881
Total assets                                            8,766,837         8,421,689
Deposits                                                2,470,163         2,217,211
Stockholders' equity                                    1,095,866         1,044,971

BOOK VALUE PER COMMON SHARE (1)                       $     12.07       $     11.37

LOAN SERVICING PORTFOLIO                              $11,759,000       $11,242,000

                                                     FOR THE QUARTER ENDED
                                                             MARCH 31,
                                          ---------------------------------------------
OPERATING DATA                                    2003                     2002
                                          ---------------------- ----------------------
Mortgage loan production                        $ 1,461,000             $ 1,190,000

                                                        FOR THE QUARTER ENDED
                                                             MARCH 31,
                                          ---------------------------------------------
FINANCIAL RATIOS                                  2003                     2002
                                          ---------------------- ----------------------
Return on average assets                          3.24%                    2.80%
Return on average common equity                  31.40%                   27.17%
Common stock dividend payout ratio               15.56%                   16.48%
Efficiency ratio                                 36.92%                   34.89%



                                                      FOR THE QUARTER ENDED
                                                              MARCH 31,
                                          ---------------------------------------------
CASH DIVIDENDS PER SHARE  (1)                     2003                     2002
                                          ---------------------- ----------------------
Common                                          $  0.14                     $  0.10
Noncumulative preferred, series A               $  0.88                     $  0.88
Noncumulative preferred, series B               $  0.52                     $  0.52
Noncumulative preferred, series C               $  0.45                     $    --

(1)      ADJUSTED TO REFLECT THREE-FOR-TWO STOCK SPLIT EFFECTIVE SEPTEMBER 14,
         2002


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